EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statements on Form S-3 (File No.'s 333-89347, 333-85219, 333-85061 and
333-42532) and Form S-8 (File No.'s 333-45253, 333-64525, 333-46589, 333-52799,
333-72425, 333-79007, 333-52805, 333-56133, 333-08775, 333-37041, 333-33943,
333-18975, 333-18977, 333-08783, 333-81751, 333-87685, 333-88201, 333-87151,
333-84981, 333-80267, 333-08789, 333-08793, 333-08801, 333-23043, 333-42475,
333-31400, 333-31738, 333-40992 and 333-43184) of Lucent Technologies Inc. of
our report dated December 20, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K/A.


PricewaterhouseCoopers LLP
New York, New York
June 6, 2001